Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group
(651) 769-6700
nti@alpha-ir.com

NORTHERN TIER TO PARTICIPATE IN THE
BANK OF AMERICA MERRILL LYNCH 2015 REFINING CONFERENCE

Tempe, AZ - March 4, 2015 - /Globe Newswire/ --Northern Tier Energy LP (NYSE:NTI) (“Northern Tier”) today announced that Northern Tier management will participate in the Bank of America Merrill Lynch 2015 Refining Conference in New York City on Wednesday, March 5, 2015. A live webcast presentation is scheduled for 2:00 pm ET. Links to the presentation and live webcast will be available starting Wednesday, March 5, 2015 on the Investors section of Northern Tier’s website at www.ntenergy.com. The presentation and archived webcast will remain available on www.ntenergy.com in accordance with the Northern Tier investor presentation achieve policy.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 165 convenience stores and supports approximately 95 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom's brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.ntenergy.com.